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                                                                   Exhibit 23.6

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in the Prospectus of this Amendment No. 1 to the Registration Statement (No. 333-76675) on Form SB-2 being filed by Coventry Industries Corp. of our report dated July 17, 1998 on the combined financial statements of Respiratory Care Services, Inc. and RCS Subacute, Inc. as of December 31, 1997 and 1996 and for the years then ended. We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.


                                                     J.H. COHN LLP


Roseland, New Jersey
May 27, 1999